                                                                    Exhibit 10.1

                               AMENDMENT NO. 1 TO
                         EXECUTIVE EMPLOYMENT AGREEMENT

     This first amendment (the "Amendment") to the Executive Employment
Agreement made and effective as of January 1, 1991 (the "Agreement") is executed on November 4, 2004 by and between Peter Kilbinger Hansen (hereinafter
"Executive") and NYFIX, Inc., with its principal office at 333 Ludlow Street,
Stamford, CT 06902 (hereinafter "Employer" or "Company") and is effective as of
July 1, 2003, reflecting the oral agreement of the parties as of that date.

     1.   Section 5 of the  Agreement  is deleted in its  entirely  and replaced with the following:

                  "5. COMPENSATION. Employer shall pay Executive as compensation for his services hereunder, commencing July 1, 2003, (i) a base salary of $400,000 per year, payable bi-weekly, and (ii)
                  such bonus or additional compensation as may be awarded to
                  Executive from time to time by the Board or by a committee designated by the Board. Additionally, Executive shall be
                  entitled to four (4) weeks paid vacation per year."

     2.   All other provisions of the Agreement remain in full force and effect.

 NYFIX, INC.                              EXECUTIVE

 By: /s/ Brian Bellardo                   /s/ Peter Kilbinger Hansen
     --------------------------------         -------------------------
     Brian Bellardo                           Peter Kilbinger Hansen
 Its:  SECRETARY AND GENERAL COUNSEL
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